Exhibit 10.5(e)
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March 27, 2000

Mr. Jim Hopwood
Vice President, Finance
Wickes Inc.
706 North Deerpath Drive
Vernon Hills, Illinois 60061

Re:  $871,844  Promissory  Note (the "Note") dated January 15, 1998 of Riverside
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     Group, Inc. ("Riverside") to Wickes Inc. ("Wickes")
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Dear Jim:

This will confirm that:

We have requested, and you have agreed, to waive all existing defaults and Events of Default under the Note arising from the non-payment of interest on and principal of the Note prior to the date hereof; and that you have agreed to restructure the payment terms of the note as follows:

o    Interest currently due and accrued will be paid on March 31, 2000.

o    Interest accruing thereafter will be paid on a quarterly basis.

o The remaining principal balance of $495,104.62 shall be deferred for one year from March 31, 2000. Commencing on April 1, 2001, Riverside will resume making quarterly principal payments of $67,065, as per the original loan agreement.

o At Riverside's option, the entire balance of the note, or any portion thereof, may be prepaid at any time.

All other terms of the note will remain consistent with the original note agreement.

Please indicate your agreement with the foregoing by signing in the place provided below and returning to my attention in the enclosed envelope.

                                                           RIVERSIDE GROUP, INC.



                                                         By_____________________

                                                         Its____________________
Agreed to:

WICKES INC.



By_____________________________

Its____________________________